                                                                   EXHIBIT 10.16

                       ELECTRONIC COMMERCE REFERRAL AND
                           REVENUE SHARING AGREEMENT

          This Electronic Commerce Referral And Revenue Sharing Agreement (the "Agreement") is made as of this 24th Day of August, 1998 (the "Effective Date")
 ---------                                                     --------------
by and between INTELISYS ELECTRONIC COMMERCE LLC ("Intelisys") and RoweCom,
                                                   ---------
("RoweCom") (Intelisys and RoweCom each a "Party" and, collectively, the
  -------                                  -----
"Parties").
 -------

          WHEREAS, Intelisys is engaged in the business of providing software (the "Intelisys Software") and services ("Intelisys Services") to entities
      ------------------                  ------------------
("Intelisys Licensees") engaged in the business of buying and selling goods and
  -------------------
services via the Internet;

          WHEREAS, RoweCom is engaged in the business of providing business-to-business electronic commerce services to businesses and not-for-profit institutions interested in purchasing subscriptions, books and other knowledge products and services of a professional nature (the "Knowledge Products") and,
                                                     ------------------
in connection therewith, RoweCom collaborates with such entities to enhance existing intranet networks to enable such entities to purchase the Knowledge Products via their intranets (the "RoweCom Services"); and
                                   ----------------

          NOW, THEREFORE, for and in consideration of the agreements of the Parties set forth below, Intelisys and RoweCom agree as follows:


ARTICLE 1.  OBLIGATIONS OF THE PARTIES
----------  --------------------------

1.01  Intelisys Referrals. Within 30 days after the Effective Date and from
      -------------------
time to time during the term of this Agreement, Intelisys shall provide RoweCom Literature to Qualified Intelisys Licensees. "Qualified Intelisys Licensee"
                                               ----------------------------
means any Intelisys customer that, to the knowledge of Intelisys, has or may have a need or desire to purchase Knowledge Products and could use RoweCom Services in order to enhance their use of Intelisys Software to purchase such Knowledge Products; provided that Intelisys customers that are already RoweCom
                    -------------
customers at the time of the referral shall not be considered Qualified Intelisys Licensees. "RoweCom Literature" means brochures, specifications, sales
                      ------- ----------
materials and form contracts provided by RoweCom.

1.02  RoweCom Referrals. Within 30 days after the Effective Date and from time
      -----------------
to time during the term of this Agreement, RoweCom shall provide Intelisys Literature to Qualified RoweCom Licensees. "Qualified RoweCom Licensee" means
                                            --------------------------
any RoweCom customer that, to the knowledge of RoweCom, could use Intelisys Software or Intelisys Services in order to enhance their use of RoweCom Services; provided that RoweCom customers that are already Intelisys customers at the time of the referral shall not be considered Qualified RoweCom Licensees. "Intelisys Literature" means brochures, specifications, sales materials and form
 --------------------
contracts provided by Intelisys.

1.03  Implementation Plan.  As soon as is practicable, but no later than ninety
      -------------------
(90) days after the Effective Date:

(a) Intelisys agrees to (i) list RoweCom as a partner on its web site and, as it deems appropriate, in its advertising and promotional materials; (ii) provide, as part of the Intelisys Software and Intelisys Services, a hyperlink to the web site or web sites designated by RoweCom; (iii) advise Intelisys Licensees that RoweCom is the preferred provider of Knowledge Products for the Intelisys Services and list RoweCom as the default supplier for Knowledge Products in Intelisys Licensees' directories; (iv) train its sales force regarding the features and benefits of the Knowledge Products and the RoweCom Services, and represent the Knowledge Products and the RoweCom Services to Intelisys' clients and prospects as Intelisys deems appropriate; and (v) facilitate introductions and accompany RoweCom sales people on sales calls to Intelisys customers as Intelisys deems appropriate.

(b) RoweCom agrees to (i) list Intelisys as a partner on its web site and, as RoweCom deems appropriate, in its advertising and promotional materials; and
(ii) provide a hyperlink on such web site to the web site or web sites designated by Intelisys; and (iii) to train its sales force regarding the features and benefits of the Intelisys Services, and represent the Intelisys Services to RoweCom's clients and prospects as RoweCom deems appropriate; and
(iv) facilitate introductions and accompany Intelisys sales people on sales calls to RoweCom customers as RoweCom deems appropriate.

Any purchases of Knowledge Products made by Qualified Intelisys Licensees through RoweCom hyperlinks installed in Intelisys Software, Intelisys Services or Intelisys' web site will qualify for revenue sharing, as described in
Section 2.01. Any Qualified RoweCom Licensee referral generated by the RoweCom direct sales force will be eligible for revenue sharing as described in
Section 2.01 (a referral from the sales force must include the company name, contact name and phone number).

1.04  Promotional and Advertising Materials.  Each party shall submit to the
      -------------------------------------
other for its written approval all advertising and promotional copy prepared by or on behalf of either party pursuant to Section 1.03 hereof, via overnight delivery not less than ten (10) days prior to release for use or distribution. Any submission in response to which the reviewing party shall have delivered notice of disapproval to the submitting party within such ten (10) day period shall be deemed disapproved, and the submitting party shall not release such materials for use or distribution but shall be permitted to resubmit such samples and/or advertising and promotional materials for approval as necessary

1.05  Service Agreements.  RoweCom and Intelisys shall use their best efforts to
      ------------------
commence negotiations with and enter into an agreement to provide their respective Services to each of their respective Licensees that requests those services.

1.06  Development Plan.  Intelisys agrees to provide to RoweCom, a description
      ----------------
of how the Intelisys system integrates with suppliers and a description of the workflow, along with all documentation necessary for RoweCom to become compliant with the Intelisys Services. As soon as practicable, but no later than ninety
(90) days after the Effective Date, the parties agree to develop a formula for metering web site click-through traffic for the purposes of determining Revenue Sharing Fees (as defined herein) and such formula shall be initialed by both parties and attached hereto as Exhibit C and shall form part of this Agreement.
                               ------- -

1.07  Software License.  Intelisys grants to RoweCom, at no extra charge and
      ----------------
subject to the terms set forth in the Intelisys Software License Agreement attached hereto as Exhibit A, a non-exclusive, royalty-free right and license to
                   ------- -
use the Intelisys tool kit software (the "Tool Kit Software"), for the purpose of modifying the RoweCom Services as required to make such services compliant with the

Intelisys Services. RoweCom will be responsible for its own development costs in implementing links to the Intelisys Services but may request assistance from Intelisys if, in RoweCom's reasonable judgment, such assistance is required. Intelisys shall not charge RoweCom for such assistance but shall be reimbursed for out of pocket expenses incurred in delivering such assistance.


ARTICLE 2. REVENUE SHARING AND PAYMENTS
---------- ----------------------------

2.01  Revenue Sharing.
      ---------------

(a)   RoweCom shall pay to Intelisys, revenue sharing fees in accordance with
      Section 2.03 (the "Revenue Sharing Fees") in respect of purchases and
                         --------------------
      licenses of products from, and on-line access or transaction charges for, services provided by RoweCom that are placed by Qualified Intelisys Licensees pursuant to RoweCom customer agreements.

(b) Intelisys shall pay to RoweCom, Revenue Sharing Fees in respect of purchases and license of products from, and on-line access or transaction charges for services provided by, Intelisys that are placed by Qualified RoweCom Licensees pursuant to Intelisys customer agreements.

2.02  Quarterly Statements.  Within 15 days after the end of each calendar
      --------------------
quarter after the Effective Date and for as long as any amounts are due in accordance with this Article, each Party shall submit to the other a detailed statement ("Quarterly Statement") that sets forth:
            -------------------

(1) In the case of RoweCom as reporting party, each Qualified Intelisys Licensee that executes a RoweCom customer agreement and, in the case of Intelisys as reporting party, each Qualified RoweCom Licensee that signs an Intelisys customer agreement (in each case, a "Customer Agreement"); and

(2) The payments received by such Party during such quarter under all of its Customer Agreements, irrespective of whether such Customer Agreements were executed during such quarter.

2.03  Payment.  During the Initial Term and any Renewal Term:
      -------

(1) RoweCom shall pay Intelisys, upon delivery of each Quarterly Statement, a Revenue Sharing Fee equal to ***/1/ shown on the Quarterly Statement delivered by Intelisys. The Fee Revenue used for calculating such payments shall be determined as set forth on Exhibit B.
                                          ------- -

(2) Intelisys shall pay RoweCom, upon delivery of each Quarterly Statement, a Revenue Sharing Fee equal to ***/2/ shown on the Quarterly Statement delivered by RoweCom. The Fee Revenue used for calculating such payments shall be determined as set forth on Exhibit B.
                                          ------- -

--------------------
/1/ Confidential treatment has been requested for this potion of this exhibit. A complete copy of this exhibit, including the redacted potion, has been file with the Securities and Exchange Commission separately.

/2/ Confidential treatment has been requested for this potion of this exhibit. A complete copy of this exhibit, including the redacted potion, has been file with the Securities and Exchange Commission separately.

2.04  Taxes. The amounts payable pursuant to this Article are exclusive of any
      -----
tariffs, duties or taxes, however designated, levied or based on this Agreement, including, without limitation, any sales and use taxes and any state and local privilege or excise taxes based on either Party's gross revenue. Each party agrees to pay and be responsible for all sales, use or excise taxes and levies that pertain to it with respect to this Agreement.

2.05  Retention of Records and Audit Rights.
      -------------------------------------

(1) For a period of not less than two years after the termination of this Agreement, each Party shall maintain, at its own cost, all material data, files and records pertaining to such Party's performance under this Agreement and to charges and costs paid or payable by either Party under this Agreement.

(2) Upon reasonable notice from either Party, the other party shall provide access to such financial records and supporting documentation as may be reasonably requested by to audit the Quarterly Statements and any amounts payable pursuant to Article 2 to verify compliance with the terms of this
                          ---------
      Agreement. If, as a result of such audit, either party determines that any amounts are due, then the auditing Party shall notify the other Party of such amount and the other Party shall promptly pay such amount, plus interest at the rate of one half percent per month, but in no event to exceed the highest lawful rate of interest, calculated from the date of receipt of such notice. In the event any such audit reveals that either Party owes an amount in excess of five percent of the actual Revenue Sharing Fees due, that Party shall reimburse the other Party for the cost of such audit.

2.06  Late Payments. Payments made after they are due in accordance with
      -------------
Section 2.03 shall be subject to an interest equal to one half of one percent
------------
per month in respect of the outstanding amount.


ARTICLE 3.  REPRESENTATIONS AND WARRANTIES
----------  ------------------------------

3.01  By Intelisys. Intelisys represents and warrants to RoweCom that:
      ------------

(1) it is a limited liability company duly organized and validly existing under the laws of the State of Delaware.

(2) it has all requisite power and authority to execute, deliver and perform its obligations under this Agreement;

(3) it is financially solvent, able to pay its debts as they mature and possessed of sufficient working capital to perform all of its duties and obligations under this Agreement;

(4) it is duly licensed, authorized or qualified to do business and is in good standing in every jurisdiction in which a license, authorization or qualification is required for the ownership or leasing of its assets or the transaction of business of the character transacted by it, except where the failure to be so licensed, authorized or qualified would not have a material adverse effect on Intelisys' ability to fulfill its obligations under this Agreement; and

(5) there is no outstanding litigation, arbitrated matter or other dispute to which Intelisys is a party which would be reasonably expected to have a potential or actual material adverse effect on Intelisys' or RoweCom's ability to fulfill its respective obligations under this Agreement.

3.02  By RoweCom.  RoweCom represents and warrants to Intelisys that:
      ----------

(1) it is a corporation duly organized and validly existing under the laws of the State of Delaware;

(2) it has all requisite power and authority to execute, deliver and perform its obligations under this Agreement;

(3) it is financially solvent, able to pay its debts as they mature and possessed of sufficient working capital to perform all of its duties and obligations under this Agreement;

(4) it is duly licensed, authorized or qualified to do business and is in good standing in every jurisdiction in which a license, authorization or qualification is required for the ownership or leasing of its assets or the transaction of business of the character transacted by it, except where the failure to be so licensed, authorized or qualified would not have a material adverse effect on RoweCom's ability to fulfill its obligations under this Agreement; and

(5) there is no outstanding litigation, arbitrated matter or other dispute to which RoweCom is a party which would be reasonably expected to have a potential or actual material adverse effect on RoweCom or Intelisys's ability to fulfill its respective obligations under this Agreement.


ARTICLE 4.  TRADEMARK LICENSE
---------   -----------------

(1) RoweCom grants to Intelisys a royalty-fee, non-exclusive license to use and display the logos trademarks and trade names associated with the RoweCom Services (the "RoweCom Trademarks") solely in connection with the transactions contemplated by this Agreement. Intelisys shall not use the RoweCom Trademarks without RoweCom's prior written consent to each such use. Intelisys acknowledges that the provisions of this Section 4 do not convey to Intelisys any right, title or ownership interest in the RoweCom Trademarks.

(2) Intelisys grants to RoweCom a royalty-fee, non-exclusive license to use and display the logos trademarks and trade names associated with the Intelisys Software and the Intelisys Services (the "Intelisys Trademarks") solely in connection with the transactions contemplated by this Agreement. RoweCom shall not use the Intelisys Trademarks without Intelisys' prior written consent to each such use. RoweCom acknowledges that the provisions of this Section 4 do not convey to RoweCom any right, title or ownership interest in the Intelisys Trademarks.


ARTICLE 5.  COVENANTS
----------  ---------

5.01  By Intelisys. Intelisys covenants that it shall comply with all federal,
      ------------
state and local laws and regulations applicable to Intelisys and shall obtain and maintain all applicable permits and licenses required of Intelisys in connection with its obligations under this Agreement.

5.02  By RoweCom.  RoweCom covenants that it shall comply with all federal,
      ----------
state and local laws and regulations applicable to RoweCom and shall obtain and maintain all applicable permits and licenses required of RoweCom in connection with its obligations under this Agreement.


ARTICLE 6.  INDEMNITIES
----------  -----------

6.01  By Intelisys.  Intelisys shall indemnify RoweCom and its officers,
      ------------
directors, members and employees (the "RoweCom Indemnitees"), from and shall
                                       -------------------
defend the RoweCom Indemnitees against, any damage, liability, loss or expense (including attorneys' fees and expenses) (collectively, "Damages") relating to
                                                         -------
or arising out of any claim:

(1) Relating to the inaccuracy or untruthfulness of any representation or warranty made by Intelisys under this Agreement.

(2) Relating to any duties or obligations of Intelisys, its employees or agents accruing after the Effective Date with respect to a third party.

(3) Relating to personal injury or tangible property damage arising out of the performance of Intelisys under this Agreement, to the extent caused by Intelisys or its agents.

(4) Any misrepresentation of the Knowledge Products or RoweCom Services to the extent caused by Intelisys or its agents.

(5) Relating to its violation of any applicable laws or regulations in performing its obligations hereunder.

(6) Relating to any amounts, including taxes, interest and penalties, assessed against RoweCom which are the obligation of Intelisys pursuant to
      Section 2.06.
      ------------

Intelisys shall indemnify the RoweCom Indemnitees from any costs and expenses incurred in connection with the enforcement of this Section.

6.02  By RoweCom.  RoweCom shall indemnify Intelisys, and its officers,
      ----------
directors, employees and members (the "Intelisys Indemnitees"), from, and shall
                                       ---------------------
defend the Intelisys Indemnitees against, any Damages relating to or arising out of any claim:

(1) Relating to the inaccuracy or untruthfulness of any representation or warranty made by RoweCom under this Agreement.

(2) Relating to any duties or obligations of RoweCom, its employees or agents accruing after the Effective Date with respect to a third party.

(3) Relating to personal injury or tangible property damage arising out of the performance of RoweCom under this Agreement, to the extent caused by RoweCom or its agents.

(4) Any misrepresentation of the Intelisys Software or the Intelisys Services to the extent caused by RoweCom or its agents.

(5) Relating to its violation of any applicable laws or regulations in performing its obligations hereunder.

(6) Relating to any amounts, including taxes, interest and penalties, assessed against Intelisys which are the obligation of RoweCom pursuant to
      Section 2.05.
      ------------

RoweCom shall indemnify the Intelisys Indemnitees from any costs and expenses incurred in connection with the enforcement of this Section.

6.03  Indemnification Procedures.
      --------------------------

(1) If any third party makes a claim against a RoweCom Indemnitee or Intelisys Indemnitee (each, an "Indemnitee"), with respect to which the Indemnitee
                            ----------
      intends to seek indemnification under Section 6.01 or Section 6.02, the
                                            ------------    ------------
      Indemnitee shall give prompt notice of such claim to the other Party (each, an "Indemnifying Party"), including a brief description of the
                 ------------------
      amount and basis therefor, if known.

(2) Upon receipt of notice from the Indemnitee, the Indemnifying Party shall defend Indemnitee against such claim, and the Indemnitee shall cooperate fully with, and assist, the Indemnifying Party in its defense of such claim.

(3) The Indemnifying Party shall keep the Indemnitee fully apprised at all times as to the status of the defense.

(4) The Indemnitee shall have the right to employ its own separate counsel in any such action, but the fees and expenses of such counsel shall be at the expense of the Indemnitee; provided that if (a) the Parties agree that it is advantageous to the defense for the Indemnitee to employ its own counsel or (b) the Indemnitee reasonably concludes that there may be a conflict of interest between the Indemnifying Party and the Indemnitee in the conduct of the defense of such claim (in which case, the Indemnifying Party shall not have the right to direct or participate in the defense of such claim on behalf of the Indemnitee), then, in each such instance, the reasonable fees and expenses of counsel for the Indemnitee shall be equally shared by the Parties. Neither the Indemnifying Party nor the Indemnitee shall be liable for any settlement of any action or claim effected without its consent.

(5) Until (a) the Indemnitee receives notice from the Indemnifying Party that it will defend and (b) the Indemnifying Party assumes such defense, the Indemnitee may, at any time after 10 days from the date of the notice to the Indemnifying Party of the claim, resist the claim or, after consultation with and the consent of the Indemnifying Party, settle or otherwise compromise or pay the claim. The Indemnifying Party shall pay all costs of the Indemnitee arising out of or relating to such defense and any such approved settlement, compromise or payment. The Indemnitee shall keep the Indemnifying Party fully apprised at all times as to the status of the defense. Following indemnification, the Indemnifying Party shall be subrogated to all rights of the Indemnitee with respect to the matters for which indemnification has been made. Notwithstanding the foregoing, the Indemnitee shall retain, assume or reassume sole control over, and all expenses relating to, every aspect of the defense that it believes is not the subject of such indemnification.


ARTICLE 7.  TERM AND TERMINATION
----------  --------------------

7.01  Initial Term.  The term of this Agreement shall commence on the Effective
      ------------
Date and continue until 11:59 p.m. (Eastern Standard Time) 24 months thereafter, unless terminated earlier pursuant to Section 7.03 or Section 7.04 (the "Initial
                                      ------------    ------------       -------
Term").
----

7.02  Expiration and Renewal. This Agreement will automatically renew for
      ----------------------
additional 24 month periods (each, a "Renewal Term"), in accordance with the
                                      ------------
terms of this Section, upon the expiration of the Initial Term or any Renewal Term. Either Party shall notify the other party 90 days prior to the expiration of the Initial Term or any Renewal Term if such Party wishes to cancel this Agreement. If (a) either Party provides the other Party with notice pursuant to this Section that such Party desires to renew this Agreement and (b) Intelisys and RoweCom have not agreed upon the applicable terms and conditions in respect of the renewal of this Agreement prior to the expiration of the Initial Term or the Renewal Term then in effect, this Agreement may be extended by either Party upon notice to the other Party for up to six additional months, from the date of expiration of the Initial Term or the Renewal Term then in effect (the "Extension Period"), at the fees, terms and conditions set forth in this
 ----------------
Agreement. If, during the Extension Period, Intelisys and RoweCom are unable to reach agreement on the terms and conditions that will apply for the next Renewal Term, this Agreement shall expire at the end of the Extension Period.

7.03  Termination for Cause.  If a Party defaults in the performance of any of
      ---------------------
its material obligations under this Agreement, the non-defaulting Party may give the defaulting Party written notice of such failure. Within 30 days of receipt of such notice, the defaulting Party shall remedy the default specified in the notice. In the event that the defaulting Party fails to remedy such default within such 30-day period, the non-defaulting Party may terminate this Agreement upon written notice to the defaulting Party.

7.04  Effect of Termination.  Except as otherwise provided in this Agreement,
      ---------------------
upon termination or expiration of this Agreement each Party's rights and obligations hereunder shall terminate provided that each of RoweCom and Intelisys shall pay to each other any Revenue Sharing Fees owing to the other Party for Fees collected post-termination in respect of Customer Agreements entered into through the date of termination.


ARTICLE 8.  CONFIDENTIALITY
----------  ---------------

          All confidential or proprietary information relating to a Party (the "Confidential Information") shall be held in confidence by the other Party.
 ------------------------
Neither Party shall disclose, publish, release, transfer, or otherwise make available Confidential Information of the other Party in any form to, or for the use or benefit of, any person or entity without the other Party's approval.
Each Party
shall, however, be permitted to disclose relevant aspects of the other Party's Confidential Information to its officers, employees and professional advisors, to the extent that such disclosure is reasonably necessary for the performance of their duties and obligations under this Agreement; provided that such Party shall take all reasonable measures to ensure that the Confidential Information of the other Party is not disclosed or duplicated in contravention of the provisions of this Agreement by such officers, employees or professional advisors. The obligations in this Article 8 shall not restrict any disclosure by either Party pursuant to any applicable law or by order of any court or government agency and shall not apply with respect to information that is independently developed by the other Party, becomes part of the public domain (other than through unauthorized disclosure); or of which either Party gained knowledge or possession free of any obligation of confidentiality to the disclosing party. For the purposes of this Agreement, all pricing, fee or customer information and contacts shall be deemed Confidential Information and the Parties agree that the title to any customer information, including but not limited to the name, address, and e-mail address of the customer shall be owned solely by the Party disclosing such information.


ARTICLE 9.  LIMITATIONS ON DAMAGES
----------  ----------------------

9.01  Direct Damages. Each Party shall be liable to the other Party for any
      --------------
direct damages arising out of relating to its performance or failure to perform under this Agreement provided that the liability of either Party to the other Party shall not exceed the aggregate Revenue Sharing Fees received by such Party under this Agreement at the time such liability is finally determined.

9.02  Consequential Damages. Neither Party shall be liable for, nor shall the
      ---------------------
measure of damages include, any indirect, incidental, special or consequential damages or amounts for loss of income, profits or savings arising out of or relating to its performance or failure to perform under this Agreement, whether based on an action or claim in contract, equity, negligence, tort or otherwise.

9.03  Exclusions.  The limitations or exculpations of liability set forth in
      ----------
Section 9.01 and Section 9.02 are not applicable to (1) breaches of Article 8,
------------     ------------                                       ---------
(2) liability resulting from the gross negligence or other intentional acts of a Party or (3) indemnification claims set forth in Section 6.01 and Section 6.02.
                                                 ------------     ------------


ARTICLE 10.  MISCELLANEOUS PROVISIONS
-----------  ------------------------

10.01 Representatives.  Each of the Parties shall designate one or more
      ---------------
representatives to act on its behalf in dealings with the other Party on matters relating to this Agreement (each, a "Designated Representative"). Either Party
                                     -------------------------
may at any time change its Designated Representative by giving the other Party notice of a change of Designated Representative. The name of each Designated Representative as of the Effective Date is:

          For RoweCom:

          Louis Hernandez, Jr.
          Executive Vice President and Chief Financial Officer
          RoweCom, Inc.
          725 Concord Avenue
          Cambridge, MA 02138

          For Intelisys:

          Robert Kramer
          Chief Financial Officer
          Intelisys Electronic Commerce
          55 Water Street, Room 600
          New York, NY  10041

10.02 Survival.  The terms of  Section 2.02,  Section 2.04, Section 2.05,
      --------                 ------------   ------------  ------------
Section 2.06, Article 3, Article 6, Article 8, Article 9, this Section, Section
------------  ---------  ---------  ---------  ---------                -------
10.08 and Section 10.13 shall survive any termination of this Agreement.
-----     -------------

10.03 Assignment.  Neither Party shall, without the consent of the other Party,
      ----------
assign this Agreement, except that either Party may assign this Agreement pursuant to a merger or corporate reorganization of such Party without such consent. The consent of a Party to any assignment of this Agreement shall not constitute such Party's consent to further assignment. This Agreement shall be binding on the Parties and their respective successors and permitted assigns. Any assignment in contravention of this Section shall be void.

10.04 No Waivers.  No failure or delay on the part of either Party to exercise
      ----------
and no delay in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by a Party of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right.

10.05 Partial Invalidity.  In the event that any of the provisions of this
      ------------------
Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

10.06 Notices.  All notices, designations, approvals, consents, requests,
      -------
acceptances, rejections or other communications required or permitted by this Agreement shall be in writing and shall be delivered or sent to the Parties at their respective addresses as follows:

          If to RoweCom:
          -------------

          RoweCom, Inc.
          725 Concord Avenue
          Cambridge, MA 02138
          Attn: Louis Hernandez, Jr.
          Chief Financial Officer
          Fax No.: 617-497-6825

          If to Intelisys:
          ---------------

          Intelisys Electronic Commerce LLC
          55 Water Street, Room 600
          New York, NY 10041
          Att.: Robert Kramer
          Chief Financial Officer
          Fax No.: 212-638-8478



Either Party may at any time, by notice to the other Party delivered or mailed in such manner, change the address to which communications to it are to be sent.

10.07  Relationship. The performance by each Party of its duties and obligations
       ------------
under this Agreement shall be that of an independent contractor and nothing contained in this Agreement shall create or imply an agency relationship between Intelisys and RoweCom. This Agreement shall not be deemed to constitute a joint venture or partnership between the Parties.

10.08  Governing Law. This Agreement shall be governed by and construed in
       -------------
accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

10.09  Covenant of Further Assurances. The Parties covenant and agree that,
       ------------------------------
subsequent to the execution and delivery of this Agreement and without any additional consideration, each of the Parties shall execute and deliver any further legal instruments and perform any acts which are or may become necessary to effectuate the purposes of this Agreement.

10.10  Entire Understanding. This Agreement and the Exhibits to this Agreement
       --------------------
represents the entire understanding of the Parties with respect to its subject matter and supersedes all previous writings, correspondence and memoranda with respect thereto between the Parties, and no representations, warranties, agreements or covenants, express or implied, of any kind or character whatsoever with respect to such subject matter have been made by either Party to the other, except as expressly set forth in this Agreement.

10.11  Amendments. This Agreement may be modified or amended only by a document
       ----------
duly executed on behalf of each Party.

10.12  Third Party Beneficiaries. Each Party intends that this Agreement shall
       -------------------------
not benefit or create any right or cause of action in or on behalf of any person or entity other than RoweCom and Intelisys.

10.13  Publicity. Each Party shall (1) submit to the other all advertising,
       ---------
written sales promotions, press releases and other publicity matters relating to this Agreement in which the other Party's name or mark is mentioned or which contains language from which the connection of said name or mark may be inferred or implied and (2) not publish or use such advertising, sales promotions, press releases or publicity matters without the other Party's consent, which consent will not be unreasonably withheld; provided that, notwithstanding any other
                                   -------------
provision of this Agreement, no consent shall be required in the event that either Party is engaged in an initial public offering or other transaction that requires, in the reasonable judgment of that Party, the provision of such information to third parties, including without limitation, disclosing the relationship between the Parties, or the transactions contemplated by this Agreement or the filing of a copy of this Agreement as part of its registration statement.

10.14  Force Majeure. Neither Party shall be liable, or be deemed to be in
       -------------
default, to the other Party hereunder by reason or account of any delay or omission caused by epidemic, action of the elements, strikes, lockouts, sabotage (except as caused by a Party's employees or agents), labor disputes, governmental law, regulations, ordinances, order of a court of competent jurisdiction, executive decree or order, act of God or public enemy, war, riot, civil commotion, earthquake, flood, explosion, casualty, embargo or any other similar cause beyond the control of such Party (each, a "Force Majeure Event").
                                                         -------------------
The time of performance of each Party's obligations under this Agreement shall be extended for so long as such Force Majeure Event continues; provided that in the event such period of extended delay exceeds 30 days in respect of a Party, the other Party may terminate this Agreement upon notice to such Party.

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representative as of the date first written above.


INTELISYS ELECTRONIC COMMERCE LLC       ROWECOM, INC.

By: __________________________________  By: ___________________________________

Name:_________________________________  Name:__________________________________

Title:________________________________  Title:_________________________________

Date:_________________________________  Date:__________________________________

                                   EXHIBIT A

                      INTELISYS SOFTWARE LICENSE AGREEMENT

                                   EXHIBIT B

                                      FEES


FEE REVENUE

(a) For purposes of calculating payments due Intelisys under Section 2.03, Fee Revenue means amounts billed by RoweCom to customers that purchase Knowledge Products as a result of Intelisys' referrals (as documented by a Customer Agreement) in respect of RoweCom Services, ***/3/


(b) For purposes of calculating payments due RoweCom under Section 2.03, Fee Revenue means license fees billed by Intelisys to customers that purchase Intelisys Software or Intelisys Services as a result of RoweCom's referrals (as documented by a Customer Agreement), ***/4/.





-------------------------------------
/3/ Confidential treatment has been requested for this potion of this exhibit. A complete copy of this exhibit, including the redacted potion, has been file with the Securities and Exchange Commission separately.

/4/ Confidential treatment has been requested for this potion of this exhibit. A complete copy of this exhibit, including the redacted potion, has been file with the Securities and Exchange Commission separately.

                                   EXHIBIT C

                           WEB SITE METERING FORMULA


                                       2